SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Constar International Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	13-1889304 (IRS Employer Identification No.)

One Crown Way, Philadelphia, PA (Address of principal executive offices)	19154 (Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑

Securities Act registration statement file number to which this Form relates: 333-88878

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.01 per share
(Title of class)

Item 1.    Description of Registrant’s Securities to be Registered

A complete description of the Common Stock, par value $.01 per share, of Constar International Inc. (the “Registrant”) which is to be registered hereunder is incorporated herein by reference to the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-88878) (the “Registration Statement”), filed by the Registrant with the Securities and Exchange Commission on May 23, 2002, as amended from time to time, including the Registrant’s prospectus to be filed pursuant to Rule 424(b) under the Securities Act, which shall be deemed to be incorporated by reference into such registration statement.

Item 2.    Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit Number	Document

1.1	Specimen Certificate for Registrant’s Common Stock—incorporated herein by reference to Exhibit 4.2 to the Registration Statement.

2.1	Form of Restated Certificate of Incorporation—incorporated herein by reference to Exhibit 3.1 to the Registration Statement.

2.2	Form of Amended and Restated Bylaws—incorporated herein by reference to Exhibit 3.2 to the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CONSTAR INTERNATIONAL INC.

By:	/s/ James C. Cook

Date:  October 29, 2002